SRI KOSARAJU PROMOTED TO PRESIDENT AND CFO OF PENUMBRA
Kosaraju will add duties to his current responsibilities as chief financial officer

ALAMEDA, Calif., Aug. 29, 2019 /PRNewswire/ -- Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today announced the promotion of Sri Kosaraju to President, in addition to his current responsibilities as CFO of Penumbra. Kosaraju joined Penumbra as chief financial officer and head of strategy in 2015.

“This promotion formalizes the additional responsibilities that Sri has taken on over the recent past and allows us greater capacity to focus on our growing opportunities here at Penumbra. I am proud of Sri and our many other growing leaders who fully embrace Penumbra’s culture and mission of being one of the most innovative companies in healthcare.” said Adam Elsesser, Penumbra’s Chairman and CEO. “I am extremely excited and committed to leading Penumbra for many years ahead as we embark on the next chapter.”
“I’m more enthusiastic than ever before about the future of Penumbra. We are building a world class organization and an environment that allows us to go after even more significant challenges. I am honored to be part of this team and look forward to working more closely with Adam as the Company continues to grow and innovate,” said Kosaraju.
Adam Elsesser, who served in the role of President prior to this promotion, will continue in his roles as Chairman and Chief Executive Officer.
About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets medical devices and has a broad portfolio of products that addresses challenging medical conditions and significant clinical needs. Penumbra sells its products to hospitals primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. The Penumbra P logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; and potential adverse regulatory actions. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K for the year ended December 31, 2018. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com

Source: Penumbra, Inc.

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